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                                                                   Exhibit 10.23



                           [FORM OF ESCROW AGREEMENT]

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Escrow Agreement") is made as of       , 2004
by and among National City Bank (the "Escrow Agent"), Hyland Software, Inc., an Ohio corporation (the "Company") and Recall Total Information Management, Inc., a Delaware Corporation ("Seller").

                                    RECITALS

      A. The Company and the Seller are parties to a Share Repurchase Agreement dated as of May 14, 2004 (the "Share Repurchase Agreement"), which requires the parties to make certain deposits into escrow by certain dates or in connection with the occurrence of certain events.

      B. National City Bank has agreed to act as Escrow Agent in connection with the transactions contemplated by the Share Repurchase Agreement.

      NOW, THEREFORE, it is agreed as follows:

1.    DEPOSIT OF CERTIFICATES AND FUNDS

            (a) Simultaneously with the execution hereof or as promptly as practicable thereafter, Seller has irrevocably deposited with the Escrow Agent, certificates (the "Certificates") representing 2,824,225 Common Shares, without par value, of the Company (the "Shares"), which Certificates are in negotiable form, with all appropriate endorsements and notations and with all signatures guaranteed by a bank, securities brokerage or other financial institution that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program. The Certificates are to be held by the Escrow Agent and are to be disposed of by the Escrow Agent in accordance with this Escrow Agreement.

            (b) On or immediately prior to the Closing Date (as defined in the Share Repurchase Agreement), the Company shall deliver to the Escrow Agent a new certificate representing the number of Shares which are to be retained by the Seller subsequent to consummation of the transactions contemplated by the Share Repurchase Agreement (the "Retained Shares Certificate"), duly registered in the name of the Seller. The Retained Shares Certificate is to be held by the Escrow Agent and is to be disposed of by the Escrow Agent in accordance with this Escrow Agreement.

            (c) On the Closing Date, the Company shall deliver the purchase price specified in Section 4 of the Share Repurchase Agreement for the Shares to be sold by the Seller to the Company pursuant thereto (the "Purchase Price"), by wire transfer of immediately available funds to a trust account maintained by the Escrow Agent (the "Escrow Account"). Amounts deposited in such account, and any interest earned with respect thereto, shall be disbursed by the Escrow Agent in accordance with the terms of this Escrow Agreement.


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2.    INVESTMENTS

      The Escrow Agent shall invest such escrowed funds as directed in writing by the Company in any of the following: (i) obligations issued or guaranteed as to interest and principal by the United States or any agency or instrumentality thereof; (ii) obligations (including certificates of deposit) of United States banks (including the Escrow Agent) which at the date of investment have capital, surplus and undivided profits (as of the date of their most recently published annual financial statements) in excess of Fifty Million Dollars ($50,000,000);
(iii) commercial paper which at the date of investment is rated at least A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investment Service, Inc. or, if not related, is of equivalent quality; (iv) short-term (one year or less) corporate obligations which at the date of investment are rated AAA or AA by Standard & Poor's or AAA or AA by Moody's; (v) repurchase agreements fully secured by obligations of any of the kind specified in clauses (i) through (iv) above and issued by the Escrow Agent or by any government bond dealer reporting to, trading with and recognized as a primary dealer by the Federal Reserve Bank of New York or by any bank or trust company organized in the United States which has a combined capital, surplus and undivided profits of not less than Fifty Million Dollars ($50,000,000); or (vi) any money market fund or trust the investment of which are principally restricted to obligations of any of the kind specified in clauses (i) through (v) above including those offered by the Escrow Agent or its affiliate. Absent written direction to the contrary, the Escrow Agent shall invest the Purchase Price in the Armada Treasury Fund, for which the Escrow Agent or an Affiliate serves as investment advisor and receives a fee.

      3. DISBURSEMENTS OF CERTIFICATES AND FUNDS. It shall be a condition precedent to any disbursements from escrow that, on or before the Closing Date:

            (a) The Company shall have furnished written confirmation to the Escrow Agent that the conditions set forth in Section 6(a) of the Share Repurchase Agreement have been satisfied or waived by the Company, and written authorization to make disbursements in accordance with the terms of this Escrow Agreement.

            (b) The Seller that have furnished written confirmation to the Escrow Agent that the conditions set forth in Section 6(b) of the Share Repurchase Agreement have been satisfied or waived by the Seller, and written authorization to make disbursements in accordance with the terms of this Escrow Agreement.

            (c) The Seller and the Company shall have made all deposits into escrow required under Section 1 of this Escrow Agreement.

      Upon satisfaction of all of the conditions set forth in this Section, the Escrow Agent shall on behalf of the Company: (i) promptly disburse from the Escrow Account to Seller the Purchase Price in accordance with the written instructions received from the Seller; and (ii) deliver to the Seller the Retained Shares Certificate in accordance with written instructions received from the Seller. The Escrow Agent shall on behalf of the Seller deliver to the Company the Certificates and accompanying documentation and any interest earned on the funds deposited into the Escrow Account.


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      4.    DISBURSEMENTS RETURNED TO PARTIES. In the event that the conditions set forth in paragraphs (a) through (c) of Section 3 of this Escrow Agreement have not been satisfied by December 31, 2004 (or such earlier time as the Escrow Agent may have received joint instructions to such effect from the Company and the Seller), the Escrow Agent shall return all funds and certificates deposited with it to the parties depositing same, in compliance with written instructions from the Company and the Seller. Any interest earned with respect to such funds shall be returned to the Company.

      5. RELIANCE. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction hereunder has been duly authorized to do so. The Escrow Agent shall not be liable for any action taken or omitted upon the advice of counsel or upon a reasonable interpretation of any advice, instruction or document furnished to it. The Escrow Agent's duties shall be determined only as set forth in this Escrow Agreement and applicable laws and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement. The Escrow Agent shall not be obligated to take any legal or other action thereunder which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it.

      6. INDEMNITY. The Company and the Seller agree to jointly and severally indemnify and hold harmless the Escrow Agent from and against any and all losses, damages, liabilities or expenses incurred, arising out of or related to the acceptance and administration of this Escrow Agreement, including the costs and expenses of defending against any claim in connection with the performance of any of its duties hereunder, unless such losses, damages, liabilities or expenses shall be caused by the Escrow Agent's gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

      7. CONFLICTING CLAIMS. In the event that adverse or conflicting claims are made with respect to the funds or certificates deposited, the Escrow Agent may refuse to comply with any demands made upon it with respect thereto until such claims are resolved by mutual agreement or finally disposed of in appropriate legal proceedings, and in so doing, the Escrow Agent shall not incur any liability to any party or person interested in the subject matter of this Escrow Agreement.

      8. RESIGNATION. The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be jointly designated in writing by the parties hereto. If no successor is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment. The provision of paragraphs 6 and 11 shall survive the resignation or removal of the Escrow Agent or the termination of the Escrow Agreement.

      9. GOVERNING LAW. All validity and interpretation of, and the sufficiency of performance under, this Escrow Agreement shall be governed by the general corporation laws of the State of Ohio.


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      10.   FEES AND EXPENSES. The Company agrees to pay the Escrow Agent's fees in accordance with the fee schedule set forth on Exhibit A hereto. The Company agrees to pay or reimburse Escrow Agent upon request for all expenses, disbursements and advances, including attorney's reasonable fees, reasonably incurred or made by it in connection with carrying out its duties hereunder. No deduction shall be made on any disbursements of the Purchase Price to the Seller for any fee payable to the Escrow Agent or in respect of any expenses incurred by the Escrow Agent, which shall be solely the responsibility of the Company.

      11. SECURITIES LAW INDEMNIFICATION. The Company acknowledges that the Escrow Agent shall have no responsibility for compliance with any state or federal securities laws in connection with the subscription for and sale of the Common Shares. The Company agrees to indemnify the Escrow Agent for any liability it may incur under such laws in connection with the subscription for and sale of the Common Shares.

      12. FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire communication line failures, computer viruses, power failure, earthquakes or other disasters.

13. NOTICES. Any notice permitted or required hereunder shall be deemed to have been duly given when received (i) if delivered personally or (ii) if sent by overnight courier service or (iii) if sent by electronic facsimile transmission (with a copy to follow by first-class mail, postage prepaid), to the parties at their address as they hereafter designate; provided, however, that notices shall not be deemed to be received by the Escrow Agent until actual receipt thereof.


      If to the Company:

            Christopher J. Hyland
            Chairman, Executive Vice President and
            Chief Financial Officer
            Hyland Software, Inc.
            28500 Clemens Road
            Westlake, Ohio 44145
            Phone:
            Fax:  (440) 788-5164

      With a copy to:

            D. Timothy Pembridge, Esq.
            Vice President and General Counsel
            Hyland Software, Inc.
            28500 Clemens Road
            Westlake, Ohio 44145
            Phone:
            Fax:  (440) 788-5198


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      If to the Seller:

            Al Trujillo
            President and Chief Executive Officer
            Recall Total Information Management, Inc.
            One Recall Center
            180 Technology Center
            Norcross, GA 30092
            Phone:
            Fax:  (770) 776-1001

      With a copy to:

            Daniel T. Falstad, Esq.
            Kilpatrick Stockton LLP
            Suite 2800
            1100 Peachtree Street, N.E.
            Atlanta, Georgia 30309
            Phone:
            Fax:  (404) 514-3196

      If to Escrow Agent:

            National City Bank 1900 E 9th Street
            Cleveland OH  44114
            Attn:  Dawn DeWerth LOC 2111
            Telephone:  216.222.9225
            Facsimile:  216.222.7044

      14. BINDING EFFECT. This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. In the event that the bank acting as Escrow Agent merges or consolidates with another bank or sells or transfers all or substantially all of its assets or trust business, then the successor or resulting bank shall be the Escrow Agent hereunder without the necessity of further action or the execution of any document.

      15. MODIFICATIONS. This Escrow Agreement may not be altered or modified without the consent of the parties hereto, which consent shall not constitute a waiver of any of the terms or conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Escrow Agreement, or of such terms and conditions of any other occasion.

      16. REPRODUCTION OF DOCUMENTS. This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter

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furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

      17. MISCELLANEOUS. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys provided that any instructions are executed by persons duly authorized as evidenced by written instruction of the party. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of Ohio. This Agreement sets forth all matters pertinent to the duties contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement. The Escrow Agent shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

      18. COUNTERPARTS. This Agreement may be executed in several counterparts, and each counterpart shall constitute an original. All of such counterparts all constitute one agreement.

      IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first above written.

                                          NATIONAL CITY BANK
                                                ("Escrow Agent")



                                          By:_______________________________



                                          Its:______________________________


                                          HYLAND SOFTWARE, INC.
                                                                 ("Company")



                                          By:_______________________________


                                          Its:______________________________


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                                          RECALL TOTAL INFORMATION
                                          MANAGEMENT, INC.
                                                                 ("Seller")


                                          By:_______________________________


                                          Its:______________________________




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                                    Exhibit A
                                  FEE SCHEDULE

REVIEW AND ACCEPTANCE FEE:                                     $  500.00

For providing initial review of the Escrow Agreement and all supporting documents and for initial services associated with establishing the account. This is a one (1) time fee payable upon the opening of the account.

ADMINISTRATIVE FEE                                             $ 2000.00

         Payable in Advance (the life of the agreement being under 3 months-after 3 months, the fee reverts to a fee of $4000/year or for any portion thereof)

II.   Remittance of checks over 4 per year                         30.00


III.  Wire transfer (each over 6 per year)                         30.00

      International Wires (each- no allowance)                     48.00

IV.   Purchase or Sale of Securities                              100.00

V.    Annualized Administrative Sweep Investment Fee         50 Basis Points
      (calculated based upon the daily market value of the sweep investment and charged monthly against the account)

EXTRAORDINARY SERVICES:

For any services other than those covered by the aforementioned, a special per hour charge will be made commensurate with the character of the service, time required and responsibility involved. Such services include but are not limited to excessive administrative time, attendance at closings, specialized reports, and record keeping, unusual certifications, etc.

It is understood by the parties that Escrow Agent will not provide any tax withholding or reporting services for this Agreement and recipients of funds or certificates.

FEE SCHEDULE IS SUBJECT TO ANNUAL REVIEW AND ADJUSTMENT, or as terms of the agreement may be amended from time to time. This Exhibit A is incorporated by reference into the Agreement.


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